As filed with the Securities and Exchange Commission on March 7, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMPIO PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-0179592
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

5445 DTC Parkway, Suite 925 Greenwood Village, Colorado 80111	80111
(Address of Principal Executive Offices)	(Zip Code)

Ampio Pharmaceuticals, Inc. 2010 Stock and Incentive Plan

(Full Title of the Plan)

Michael Macaluso

Chief Executive Officer

Ampio Pharmaceuticals, Inc.

5445 DTC Parkway, Suite 925

Greenwood Village, Colorado 80111

(720) 437-6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Stephen M. Davis, Esq.

Goodwin Procter LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018

(212) 813-8804

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐		Accelerated Filer	☒
Non-Accelerated Filer ☐	(Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.0001 par value per share	3,500,000	$ 7.11 (2)	$24,885,000	$3,205.19

(1)	The shares to be registered hereunder include 3,500,000 additional shares of common stock, $0.0001 par value per share of Ampio Pharmaceuticals, Inc. (the “Registrant”), reserved for issuance pursuant to the Registrant’s 2010 Stock and Incentive Plan, as amended on December 14, 2013 (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”).
(2)	Estimated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee. Represents the average of the high and the low sales prices of the Common Stock on the NYSE MKT LLC on March 6, 2014.

This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 (SEC File Nos. 333-186077, 333-181626, and 333-175161) relating to an employee benefit plan of the Registration is effective. The information contained in the Registrant’s registration statement on Form S-8 (SEC File Nos. 333-186077, 333-181626, and 333-175161) is hereby incorporated by reference pursuant to General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, Ampio Pharmaceuticals, Inc. is sometimes referred to as “the Registrant,” “we,” “us,” or “our.”

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with the Securities and Exchange Commission (the “SEC”) by the Registrant, are incorporated herein by reference and made a part hereof:

(a)	The description of our common stock contained in the Registrant’s registration statement on Form 8-A (Registration No. 001-35182), filed by us with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on May 17, 2011 and June 6, 2013, including any amendments or reports filed for the purpose of updating such description.

(b)	Our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 14, 2014.

(c)	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on November 1, 2013 and supplemented on November 8, 2013.

(d)	Our Quarterly Reports on Form 10-Q (i) for the quarter ended September 30, 2013 filed with the SEC on November 8, 2013, (ii) for the quarter ended June 30, 2013 filed with the SEC on August 9, 2013, and (iii) for the quarter ended March 31, 2013 filed with the SEC on May 3, 2013.

(e)	Our Current Reports on Form 8-K and 8-K/A (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) filed with the SEC on February 28, 2014 and March 7, 2014.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Under no circumstances will any information furnished under Items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8.	Exhibits.

Exhibit No.	Description of Document

3.1	Certificate of Incorporation of Ampio Pharmaceuticals, Inc., as currently in effect (1)

3.2	Bylaws of Ampio Pharmaceuticals, Inc. (1)

4.1	Specimen Common Stock Certificate (2)

5.1*	Opinion of Goodwin Procter LLP

10.1	Ampio Pharmaceuticals, Inc. 2010 Stock and Incentive Plan (3)

10.2	Ampio Pharmaceuticals, Inc. Amendment to 2010 Stock and Incentive Plan (4)

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2*	Consent of EKS&H LLLP, independent registered public accounting firm

24.1	Power of Attorney (included in the signature page to this registration statement)

(1)	Incorporated by reference from the Registrant’s Form 8-K filed March 30, 2010.
(2)	Incorporated by reference from the Registrant’s Form S-4 Registration Statement filed January 7, 2011.
(3)	Incorporated by reference from the Registrant’s Form 8-K/A filed March 17, 2010.
(4)	Incorporated by reference to Appendix A from the Registrant’s Definitive Proxy Statement filed November 1, 2013 and supplemented on November 8, 2013.
*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on this 7th day of March, 2014.

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Michael Macaluso
Michael Macaluso
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Michael Macaluso and Mark D. McGregor, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Macaluso	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	March 7, 2014
Michael Macaluso

/s/ Mark D. McGregor	Chief Financial Officer (Principal Accounting Officer) (Principal Financial Officer)	March 7, 2014
Mark D. McGregor

/s/ David Bar-Or	Director	March 7, 2014
David Bar-Or

/s/ Philip H. Coelho	Director	March 7, 2014
Philip H. Coelho

/s/ Richard B. Giles	Director	March 7, 2014
Richard B. Giles

/s/ David R. Stevens	Director	March 7, 2014
David R. Stevens

INDEX TO EXHIBITS

Exhibit No.	Description of Document

3.1	Certificate of Incorporation of Ampio Pharmaceuticals, Inc., as currently in effect (1)

3.2	Bylaws of Ampio Pharmaceuticals, Inc. (1)

4.1	Specimen Common Stock Certificate (2)

5.1*	Opinion of Goodwin Procter LLP

10.1	Ampio Pharmaceuticals, Inc. 2010 Stock and Incentive Plan (3)

10.2	Ampio Pharmaceuticals, Inc. Amendment to 2010 Stock and Incentive Plan (4)

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2*	Consent of EKS&H LLLP, independent registered public accounting firm

24.1	Power of Attorney (included in the signature page to this registration statement)

(1)	Incorporated by reference from the Registrant’s Form 8-K filed March 30, 2010.
(2)	Incorporated by reference from the Registrant’s Form S-4 Registration Statement filed January 7, 2011.
(3)	Incorporated by reference from the Registrant’s Form 8-K/A filed March 17, 2010.
(4)	Incorporated by reference to Appendix A from the Registrant’s Definitive Proxy Statement filed November 1, 2013 and supplemented on November 8, 2013.
*	Filed herewith.